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                                                                  Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 16, 1996, except Note 26, Reconciliation with US GAAP, and Note 27, Subsequent Event, as to which this date is December 12, 1996, relating to Krebsoge Sinterholding GmbH. We also consent to the reference to us under the heading "Experts" and "Selected Historical Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse GmbH has not prepared or certified such "Selected Historical Financial Data."


PRICE WATERHOUSE GmbH
Dusseldorf, Germany
December 24, 1996